UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2011 NewMarket Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders. The proposals listed below were submitted to a vote of shareholders, and are described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 8, 2011 (the “Proxy Statement”). The results are as follows:

1. Shareholders elected each of the Company’s seven nominees to serve on its Board of Directors for the ensuing year, as set forth below:

Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
Phyllis L. Cothran	11,244,014	217,122	1,278,381
Mark M. Gambill	11,296,265	164,871	1,278,381
Bruce C. Gottwald	11,319,775	141,361	1,278,381
Thomas E. Gottwald	11,362,002	99,134	1,278,381
Patrick D. Hanley	10,821,945	639,191	1,278,381
James E. Rogers	11,361,069	100,067	1,278,381
Charles B. Walker	11,244,180	216,956	1,278,381

2. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011, as set forth below:

Affirmative Votes	Votes Against	Abstentions
12,392,117	333,122	14,278

3. The shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement, as set forth below:

Affirmative Votes	Votes Against	Abstentions	Broker Non-Votes
11,165,216	148,691	147,229	1,278,381

4. The option to hold advisory votes on the compensation of the Company’s named executive officers every one year received the highest number of votes, as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
10,090,163	20,936	1,200,428	149,609	1,278,381

Consistent with a majority of the advisory votes cast and the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers annually, until the next vote on the frequency of such advisory votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer